Exhibit 99.1

T STAMP INC

(‘Trust Stamp’ or ‘The Company’)

Trust Stamp announces record revenue for both Q4 and full-year 2021 with Trust Stamp’s momentum continuing into 2022

12 April 2022: Trust Stamp (Nasdaq: IDAI, Euronext Growth: AIID ID), the Privacy-First Identity CompanyTM providing AI-powered trust and identity services used globally across multiple sectors, provides a business update and commentary on reported financial results for the three and twelve month periods ended 31 December 2021 (“Q4 2021” and “Full Year 2021”, respectively).

Fourth Quarter and Full Year 2021 Financial Highlights

●	Net Sales were $3.7M in Full Year 2021, a 38.9% increase year-over-year
●	Net Sales were $2.1M in Q4 2021, a 69.7% increase year-over-year
●	Gross Profit was $2.5M, a 124.0% increase year-over-year
●	Gross Profit Margin for Full Year 2021 was 68.7% compared to 42.59% for Full Year 2020
●	Operating Margin improved in Q4 2021 to -93.83% compared to -241.74% for Full Year 2021
●	Net Profit Margin was -96.55% in Q4 2021 compared to -246.31% in Full Year 2021
●	Net Loss decreased by 15.22% year-over-year, improving Diluted Net Loss per Share to $(0.46) in 2021 from $(0.90) in 2020
●	Total Financing closed came to $9.8M from offerings commenced in 2021
●	Total Assets were $8.7M at year end 2021, a 80.0% increase from $3.9M at year end 2020

2021 Operational Highlights

●	Initial government contract award of $3.92M with the U.S. Department of Homeland Security in September 2021, subsequently increased to $7.17M in March 2022
●	Intellectual property portfolio growth with three new issued patents and 11 new pending patents produced in Full Year 2021
●	Headcount grew to 94 full-time team members at year end 2021 from 57 at year end 2021
●	Wholly-owned subsidiaries established, with Trust Stamp Rwanda Limited focused on R&D, and Metapresence Limited focused on crypto-asset services

Gareth Genner, Chief Executive Officer, comments: “I am pleased to report strong financial performance in 2021, with notable growth in the fourth quarter reflecting the momentum which has continued into another record period in Q1 of 2022. Our go-to-market traction, successful financing activities, and investment in intellectual property and scalable infrastructure position us to drive consistent growth and meaningful value for shareholders throughout 2022 and beyond.

Our ongoing investment into building out our internal capabilities and developing our innovative IP portfolio to address evolving needs for privacy, security, and accessibility in digital operations resulted in key strategic achievements in 2021, including entry into the GovTech space with a contract from the United States federal government, growth in our client and prospect base, and expanded commercial relationships with both new and flagship customers.

Trust Stamp provides transformational, privacy-first technologies that give individuals greater control and protection of their own data while strengthening organizational security, at a fraction of the cost of legacy solutions. Our growth in 2021 parallels an increased awareness of the risks associated with conventional means of authentication including the breach and exposure of data, along with a rapidly evolving global regulatory landscape around data privacy and protection, both of which we anticipate to continue trending upward.

Trust Stamp is committed to delivering solutions that support robust, accessible, and equitable financial systems with vast potential to impact the large yet underserved addressable market made up of an estimated 4B underbanked individuals around the world. Innovation for global inclusion remained a core strategic focus in 2021 as we established a subsidiary in Rwanda, which today represents our second largest R&D hub, and a key base as we continue to develop important governmental and commercial relationships in the region.

With continued cross-industry successes as we execute on a mission-driven strategy for global growth, we remain highly encouraged by the outlook for the business and look forward to providing further updates in the weeks and months ahead.”

Financial Performance Overview

Revenue

Net Sales for the Full Year increased to $3.7M in 2021 from $2.6M in 2020 as Trust Stamp expanded on agreements with existing customers in line with our strategy of seeking long-term revenue channels that can drive stable growth. We also acquired new customers, doubling the number of non-affiliated clients generating significant revenue to six customers. As a result, our flagship customers comprise a smaller proportion of revenue compared to prior years despite their own increased engagements with us.

Gross Profit and Profit Margin

Gross Profit increased by a notable 124.0% year-over-year, to $2.5M in 2021 from $1.1M in 2020, while Gross Profit Margin improved by 26.1% year-over-year, to 68.7% in 2021 from 42.6% in 2020. The improvements in Gross Profit and Profit Margin result from a change in the disaggregation of revenue earned through different sales models, reflecting our ongoing efforts to shift income streams from custom implementation and development work to semi-custom implementations, in addition to onboarding contracts that provide for long-term pay-per-use revenue, with relatively nominal costs to implementing existing technology.

Operational and Strategic Developments

Growth in Global Team and Presence

Trust Stamp’s headcount grew to 94 team members from 57, with a focus on accelerating R&D and productization in addition to expanding our global sales team’s capacity to address increased interest across geographies and verticals. Trust Stamp hired our Chief Innovation Officer in September 2021 to lead various R&D initiatives as well as the monetization of existing technology.

Trust Stamp Rwanda Limited was formed in May 2021 as part of our commitment to delivering equitable, accessible, and secure identity technologies that power inclusion in all regions of the world. Our African R&D center had 12 employees by 31 December 2021. Trust Stamp Malta Limited also experienced significant expansion during 2021, growing from 23 to 40 staff members as Trust Stamp’s largest R&D center and our hub for E.U. operations.

This growth in headcount and resulting overhead requirements led to a $1.9M increase in year-over-year Selling, General, and Administrative expenses, totalling $8.3 million for the year ended 31 December 2021, and contributing to a 13.8% or $1.5M increase in Total Operating Expenses. Both increases were outpaced by the growth rate of Net Sales.

Intellectual Property

Trust Stamp continued developing a robust intellectual property portfolio, adding three new patent issuances and 11 new pending patents, including multiple that serve to secure protection and validate our innovation behind the liveness verification and presentation attack detection technologies central to our fraud-resistant biometric services. Most notably, we received allowance of the patent for Trust Stamp’s core market differentiator, our privacy-first data tokenization technology.

Digital Asset and Cryptocurrency Services

To further develop a competitive position in the digital asset space, Trust Stamp established the Metapresence Limited subsidiary as a participant in The Digital Isle of Man Accelerator Program, which provides access to a regulatory sandbox where flexible licensing conditions enable agile development of digital asset services. The subsidiary operates Trust Stamp’s currently beta-stage Crypto Key Vault solution designed to provide cryptocurrency and NFT investors with the security and convenience of traditional financial services, using our proven facial biometric authentication technology.

Financing

These operational developments were supported in part by the Trust Stamp’s financing activities throughout 2021, carrying into early 2022. Building on the success of a private $4.0M round of funding in the first half of 2021 and driven by investor interest, Trust Stamp launched a public round of funding in Q3 2021 with the primary goal of driving our January 2022 uplisting to the Nasdaq Capital Market. Financing and operating activities, combined with the monetization of internal-use software, resulted in an 80.0% increase in Total Assets to $8.7M at year-end 2021 from $3.9M at year-end 2020.

H1 2022 Outlook

We expect significant year-on-year revenue growth for the first two quarters of 2022. This growth is expected to come from pre-contracted monthly payments from current clients along with revenue growth from new clients in a maturing sales pipeline. As of 31 December 2021, our commercial pipeline included 55 potential revenue contracts and projects.

In addition to generating revenue in 2021, our investment in business development led to significant client engagements for proof-of-concept and new product development, which we expect to result in future recurring revenue. The 64.9% headcount increase in 2021 enabled the transition of most of Trust Stamp’s software development activities from outsourcing to in-house, which we expect to further reduce costs, improve margins, and accelerate service delivery.

We will continue pursuing new commercial opportunities to expand our client base, along with the scope and range of services provided both to and through our clients as we also focus efforts on engaging channel partners with substantial distribution networks and the potential for high revenue impact at relatively low costs. Following substantial investment into developing our core technology services in prior years and its targeted commercialization through development of cost-effective, streamlined routes of service delivery in 2021, two financial service providers utilizing our “low-code” implementation platform publicly announced partnership with Trust Stamp in Q1 2022, including S&P 500 company and global leader in financial services technology, FIS.

Trust Stamp has made significant progress on executing key strategic goals in the first quarter of 2022, including uplisting to the Nasdaq Capital Market on 28 January 2022. With a strong balance sheet and cash on hand following closing $5.8M in funding in January 2022, we anticipate having sufficient liquidity to support our working capital needs to execute on our growth plan through 2022.

Enquiries
Trust Stamp	Email: Shareholders@truststamp.ai
Gareth Genner, Chief Executive Officer
Nisha Naik, Executive VP of Communications
Davy (Euronext Growth Advisor)	Tel: +353 1 679 6363
Barry Murphy
Investor Relations	Tel: +1 212-671-1021
Crescendo Communications	Email: idai@crescendo-ir.com

About Trust Stamp

Trust Stamp, the Privacy-First Identity CompanyTM, is a global provider of AI-powered identity services for use in multiple sectors including banking and finance, regulatory compliance, government, real estate, communications, and humanitarian services. Its technology empowers organizations with advanced biometric identity solutions that reduce fraud, protect personal data privacy, increase operational efficiency, and reach a broader base of users worldwide through its unique data transformation and comparison capabilities.

Located in seven countries across North America, Europe, Asia, and Africa, Trust Stamp trades on the Nasdaq Capital Market (Nasdaq: IDAI) and Euronext Growth in Dublin (Euronext Growth: AIID ID). Founded in 2016 by Gareth Genner and Andrew Gowasack, the company now employs over 100 people.

Safe Harbor Statement: Caution Concerning Forward-Looking Remarks

All statements in this release that are not based on historical fact are “forward-looking statements” including within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The information in this announcement may contain forward-looking statements and information related to, among other things, the company, its business plan and strategy, and its industry. These statements reflect management’s current views with respect to future events based on information currently available and are subject to risks and uncertainties that could cause the company’s actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.